     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1999

                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                        CENTURY BUSINESS SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           22-2769024
--------------------------------------------------- ---------------------------------------------------
          (STATE OR OTHER JURISDICTION OF                              (IRS EMPLOYER
          INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

                      6480 ROCKSIDE WOODS BOULEVARD, SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
                                 (216) 447-9000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                              CHARLES D. HAMM, JR.
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                      6480 ROCKSIDE WOODS BOULEVARD, SOUTH
                                   SUITE 330
                             CLEVELAND, OHIO 44131
                                 (216) 447-9000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                With a copy to:

                                  ALAN M. UTAY
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        1700 PACIFIC AVENUE, SUITE 4100
                              DALLAS, TEXAS 75201
                                 (214) 969-2800

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
                                                             PROPOSED MAXIMUM      PROPOSED MAXIMUM
                                         AMOUNT TO BE        AGGREGATE PRICE      AGGREGATE OFFERING        AMOUNT OF
 TITLE OF SHARES TO BE REGISTERED         REGISTERED           PER SHARE(1)            PRICE(1)          REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per
  share                                6,141,068 shares          $10.4065            $63,907,025             $17,767
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Common Stock reported by the Nasdaq National Market on April 8, 1999.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 1999

PROSPECTUS

                                6,141,068 SHARES

                        CENTURY BUSINESS SERVICES, INC.

                                  COMMON STOCK

                            ------------------------

     The shares covered by this prospectus may be sold, from time to time, by the selling stockholders.

     The common stock is traded on the Nasdaq National Market under the symbol "CBIZ." On April 8, 1999, the last reported sale price of the common stock on Nasdaq was $10.438 per share.

     INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE FROM OUR ANNUAL REPORT ON FORM 10-K INTO THIS PROSPECTUS.

                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is                , 1999.

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
The Company.................................................     1
Risk Factors................................................     1
Uncertainty of Forward-Looking Statements...................     2
Use of Proceeds.............................................     2
Selling Stockholders........................................     3
Plan of Distribution........................................     9
Legal Matters...............................................     9
Experts.....................................................    10
Where You Can Find More Information.........................    10

                                  THE COMPANY

     Century Business Services, Inc. is a diversified services company which, acting through its subsidiaries, provides professional outsourced business services primarily to small and medium-sized businesses, as well as individuals, governmental entities, and not-for-profit enterprises throughout the United States.

     We offer integrated services in the following areas:

     - accounting, tax, valuation, and advisory services;

     - benefits administration and insurance services;

     - human resources and payroll services;

     - performance consulting services; and

     - specialty insurance.

     We provide these services through a network of more than 200 offices in 36 states, plus approximately 650 Century Small Business Solutions franchisee offices in 47 states. As of March 31, 1999, we served more than 100,000 business clients, of which approximately 54,000 are serviced through the Century Small Business Solutions franchisee network. Management estimates that its clients have more than 1.4 million employees including 400,000 employed by clients of the Century Small Business Solutions franchisee network.

     Our clients typically have fewer than 500 employees and prefer to focus their resources on the operation of their core business while allowing us to provide non-core administrative functions. In many instances, outsourcing administrative functions allows clients to enhance productivity, reduce costs and improve service, quality and efficiency with regard to their primary business without the distraction of providing administrative functions.

     Our goal is to be the nation's leading provider of outsourced business services to small and medium-sized companies. Our strategies to achieve this include:

     - continuing to provide clients with a broad range of high quality products and services;

     - continuing to expand locally through internal growth by:

      - increasing the number of clients we serve, and

      - increasing the number of products and services we provide to existing clients; and

     - continuing to expand nationally through acquisitions.

     In addition, because our board of directors has determined that our risk-bearing specialty insurance segment is no longer part of our strategic long-term growth objectives, we are currently exploring strategic alternatives for the divestiture of our specialty insurance segment. These alternatives may include the sale of that division in whole or part, the spin-off of the division to shareholders, or other similar transactions.

     Century is incorporated under the laws of the state of Delaware. The address of our principal executive offices is 6480 Rockside Woods Boulevard, South, Suite 330, Cleveland, Ohio 44131, and our telephone number is (216) 447-9000.

     Additional information concerning us and our subsidiaries is included in the company reports and other documents incorporated by reference in this prospectus.

                                  RISK FACTORS

     You should carefully consider the information contained in this prospectus, any prospectus supplement and the documents and risk factors incorporated herein, before making any investment decisions relating to the shares of common stock covered by this prospectus.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this prospectus regarding Century's financial position, business strategy and plans and objectives for future performance are forward-looking statements. Forward-looking statements are commonly identified by the use of such terms and phrases as "intends," "estimates," "expects," "projects," "anticipates," "foreseeable future," "seeks," and words or phrases of similar import. Such statements are subject to certain risks, uncertainties or assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the key factors that may have a direct bearing on Century's results of operations and financial condition are those discussed in our Annual Report on Form 10-K.

                                USE OF PROCEEDS

     We will not receive any of the money from the sale of the common stock offered by the selling stockholders. Some of the shares covered by this prospectus represent shares issuable upon the exercise of outstanding warrants. We will receive the exercise price upon any exercise of these warrants.

                              SELLING STOCKHOLDERS

     The following tables set forth the name of each selling stockholder, the number of shares of common stock beneficially owned by each selling stockholder immediately prior to the date of this prospectus, the number of shares covered by this prospectus, the number of shares of common stock to be beneficially owned by each selling stockholder upon completion of this offering, and the percentage of shares to be owned by each selling stockholder upon completion of the offering. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of these tables assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of common stock are bought or sold by the selling stockholders.

     This first table sets forth information for those selling stockholders whose beneficial ownership includes shares of common stock and shares of common stock currently held in escrow subject to the fulfillment of performance objectives.

                                BENEFICIAL OWNERSHIP OF SHARES     NUMBER OF      NUMBER OF      PERCENTAGE
                                       PRIOR TO OFFERING             SHARES       SHARES TO     OF SHARES TO
                                -------------------------------     COVERED       BE OWNED        BE OWNED
                                COMMON     ESCROWED                 BY THIS         AFTER          AFTER
             NAME                STOCK     SHARES(1)     TOTAL     PROSPECTUS    OFFERING(2)      OFFERING
             ----               -------    ---------    -------    ----------    -----------    ------------
Anderson, Philip S............    2,984        -0-        2,984        2,984            -0-         -0-
Azorsky, Michael A............   26,474      2,275       28,749          677         28,072           *
Banning, Carolyn, Trustee of
  Carolyn Banning Revocable
  Living Trust................   48,200        -0-       48,200       12,050         36,150           *
Bateson, Jay A................    1,216        -0-        1,216        1,216            -0-         -0-
Beall, Garner, Screen & Geare,
  Inc. Employee Savings and
  Stock Ownership Plan........  474,591        -0-      474,591      474,591            -0-         -0-
Boomer, Richard...............   40,960        -0-       40,960       32,768          8,192           *
Boylan, Anna..................      876        657        1,428          219          1,209           *
Boyle, Joseph B. and Holly....   15,561      9,810       25,371        3,890         21,481           *
Brant, Michael E..............   11,350        -0-       11,350       11,350            -0-         -0-
Brown II, Coleman P...........   85,123        -0-       85,123       85,123            -0-         -0-
Buoy, Keenan..................   19,214      2,135       21,349        5,521         15,828           *
Burds, Jeffrey J. and
  Melinda.....................   86,262     23,198      109,460       17,252         92,208           *
Burnett, Gary.................   39,960        -0-       39,960       32,768          7,192           *
Dameron, H. K.................   50,742        -0-       50,742       10,148         40,594           *
Day, John.....................    2,982        -0-        2,982          745          2,237           *
Devine, Ronald M..............    3,559        -0-        3,559        3,559            -0-         -0-
Donahoe, Michael T............  215,062        -0-      215,062      168,796         46,266           *
Donahoe, William W............   75,021        -0-       75,021       56,266         18,755           *
Downing, Anne L...............    3,383        -0-        3,383          677          2,706           *
Drennan, Michael F............   32,678     12,187       44,865        8,170         36,725           *
Duczak, George V..............  237,960        -0-      237,960      237,960            -0-         -0-
Dwyer, Cindy J................   22,780      2,531       25,311          753         24,558           *
EGW CPA, P.C..................  102,568     11,397      113,965        3,391        110,574           *
Elmendorf, Tom................   10,877      1,209       12,086          360         11,726           *
Farris, Joyce A...............   15,215      1,691       16,906          503         16,403           *
Fetchero, Michael A...........    9,485        -0-        9,485        9,485            -0-         -0-
Fletcher, John W..............   75,563     47,638      123,201       18,891        104,310           *
Frank, Jeffrey L..............    6,850        -0-        6,850        6,850            -0-         -0-
Fyfe, Scott D.................      357        -0-          357          357            -0-         -0-

                                BENEFICIAL OWNERSHIP OF SHARES     NUMBER OF      NUMBER OF      PERCENTAGE
                                       PRIOR TO OFFERING             SHARES       SHARES TO     OF SHARES TO
                                -------------------------------     COVERED       BE OWNED        BE OWNED
                                COMMON     ESCROWED                 BY THIS         AFTER          AFTER
             NAME                STOCK     SHARES(1)     TOTAL     PROSPECTUS    OFFERING(2)      OFFERING
             ----               -------    ---------    -------    ----------    -----------    ------------
Garner, Robert H..............   53,830        -0-       53,830       53,830            -0-         -0-
George, Joseph P..............    1,257        -0-        1,257        1,257            -0-         -0-
Gershon, Steven A.............   82,974      9,219       92,193        2,743         89,450           *
Gottschalk, Timothy E.........   63,809      7,090       70,899       14,180         56,719           *
Grazio, Peter R...............      162        -0-          162          162            -0-         -0-
Grice, Marcella L.............    7,402        -0-        7,402        7,402            -0-         -0-
Hancock, William L............   82,315      9,131       91,446        2,717         88,729           *
Hannan, Timothy J.............   18,420      2,047       20,467          609         19,858           *
Hannan, Timothy J. CPA PC.....   90,161     10,018      100,179        2,981         97,198           *
Harman, Alice C...............      527        -0-          527          527            -0-         -0-
Harrell, James................   75,021        -0-       75,021       56,266         18,755           *
Henrichs, John................    9,971      1,108       11,079        1,698          9,381           *
Hinkle, Mark J................   11,200        -0-       11,200        5,600          5,600           *
Hintz, Thomas.................   40,960        -0-       40,960       32,768          8,192           *
Hobrock, James R..............    9,364        -0-        9,364        9,364            -0-         -0-
Howard, Robert J..............      357        -0-          357          357            -0-         -0-
Hughes, John J................   23,535        -0-       23,535       23,535            -0-         -0-
Hunt, Hal J...................   52,457      5,829       58,286        1,734         56,552           *
Indovina, Leonard P...........  237,960        -0-      237,960      237,960            -0-         -0-
Indovina, Peter R.............  237,960        -0-      237,960      237,960            -0-         -0-
Jacobs, Alan B................   16,546      1,728       18,274        2,956         15,318           *
Jacobs, Alan B., CPA PC.......   63,644      7,072       70,716        2,104         68,612           *
Ketzner, Jon S................   18,929        -0-       18,929       18,929            -0-         -0-
Kjergaard, Daniel F...........   21,111      2,345       23,456        7,293         16,163           *
Koutnik, Thomas A.............   27,888     17,616       45,953        5,578         40,375           *
Kreie, Rodney C...............   26,418        -0-       26,418        6,604         19,814           *
Lane, Cecil R.................   13,769        -0-       13,769        2,754         11,015           *
Lapp, Joyce K.................    5,229        -0-        5,229        5,229            -0-         -0-
Larkin, Regis F...............    3,419        -0-        3,419        1,419          2,000           *
Letson, James F...............   60,761        -0-       60,761       11,653         49,108           *
Londeen, Kevin................   13,894      1,544       15,438          459         14,979           *
Long, David A.................   22,018      2,447       24,465          728         23,737           *
Lyons, Scott A. Jr............   51,246     26,831       78,077        7,439         70,638           *
MAA CPA PC....................  100,527     11,169      111,696        3,323        108,373           *
Magnifico, Wilma..............    3,383        -0-        3,383          677          2,706           *
Marks, Janice A...............   40,960        -0-       40,960       32,768          8,192           *
Marks, Jason..................   10,818      1,202       12,020          358         11,662           *
Matthews, Christopher T.......    2,326        -0-        2,326        1,013          1,313           *
Matthews, Mark W..............    4,978        -0-        4,978        4,978            -0-         -0-
Mayers, Michael A.............      608        -0-          608          608            -0-         -0-
McCloskey, Brian E............      739        -0-          739          689             50           *
Meeks, Jack L.................   88,717      9,014       97,731       22,179         75,552           *
MHM Participation Partners....   41,684      4,631       46,315        1,378         44,937           *
Mills, Richard................   83,997      8,666       92,663        2,578         90,085           *
Moentmann, W. Kevin...........   73,240     23,199       96,439       14,648         81,791           *
Morgan, Joyce.................   65,240      7,249       72,489       16,814         55,675           *
Nagler, Stephanie.............    2,020        -0-        2,020        2,020            -0-         -0-
Niederhofer, Victor...........   18,595        -0-       18,595        9,298          9,297           *

                                BENEFICIAL OWNERSHIP OF SHARES     NUMBER OF      NUMBER OF      PERCENTAGE
                                       PRIOR TO OFFERING             SHARES       SHARES TO     OF SHARES TO
                                -------------------------------     COVERED       BE OWNED        BE OWNED
                                COMMON     ESCROWED                 BY THIS         AFTER          AFTER
             NAME                STOCK     SHARES(1)     TOTAL     PROSPECTUS    OFFERING(2)      OFFERING
             ----               -------    ---------    -------    ----------    -----------    ------------
Nussbaum, Kevin P. and
  Jeannine....................   75,173     23,199       98,372       15,034         83,338           *
Plattner, Barbara J...........   11,850      1,317       13,167          392         12,775           *
Plattner, Barbara J., CPA PC..   57,783      6,420       64,203        1,910         62,293           *
Poore, Gary L.................   50,742        -0-       50,742       10,148         40,594           *
Regan, Lawrence J.............   50,443        -0-       50,443       12,611         37,832           *
Reinart, Russell L............   40,960        -0-       40,960       32,768          8,192           *
Reinhard, Joseph L............      924        -0-          924          924            -0-         -0-
Rogers, Michael V.............   44,160        -0-       44,160       32,768         11,392           *
Rosemont, Robert N............  175,878        -0-      175,878       52,763        123,115           *
Rosemont, Robert S............  175,878        -0-      175,878       52,763        123,115           *
Ross, Miles S.................   95,471     10,607      106,078       22,699         83,379           *
Rudolph, Rodell J.............   23,568        -0-       23,568        5,892         17,676           *
Russell, Hollis T.............   50,443        -0-       50,443       12,611         37,832           *
Russell, Ronald C.............  121,872     42,656      164,528       28,593        135,935           *
Sauer Deborah S...............    3,383        -0-        3,383          677          2,706           *
Saulino, Lawrence E...........   99,672     53,243      152,915       19,934        132,981           *
Sayler, Donald G..............   17,831        -0-       17,831        3,566         14,265           *
Schartiger, Mark D............      405        -0-          405          405            -0-         -0-
Schickner, James G............   50,443        -0-       50,443       12,611         37,832           *
Screen, Randolph B............   20,932        -0-       20,932       20,932            -0-         -0-
Scripter, Larry L.............   70,703        -0-       70,703       17,676         53,027           *
Seward, Edward R..............      889        -0-          889          689            200           *
Shah, Suhas R.................   50,443        -0-       50,443       12,611         37,832           *
Shanklin, Page T..............   59,116        -0-       59,116       59,116            -0-         -0-
Sherman, Lester S.............   66,782     40,592      107,666       13,357         94,309           *
Sieniawski, Stanley...........    5,600        -0-        5,600        2,800          2,800           *
Slabotsky, Scott M............   15,360      2,318       16,678          690         15,988           *
Slabotsky, Scott M., CPA PC...  102,368     11,374      113,742        3,384        110,358           *
Sloan, James L................   58,476        -0-       58,476       11,653         46,823           *
Smith, Emmett F...............    4,540        -0-        4,540        4,540            -0-         -0-
Smoll, E. Kent................   49,200        -0-       49,200       12,050         37,150           *
Soetebier, M. Laverne.........    2,877        -0-        2,877          575          2,302           *
Sonnycalb, Kevin R............  125,372     42,656      168,028       28,593        139,435           *
Spector, Eric.................  130,582     81,304      211,886       17,986        193,900           *
Spector, Martin C.............   89,465     53,243      142,708       17,893        124,815           *
Stahl, James G................      203        -0-          203          203            -0-         -0-
Swartz, Don...................   11,477      1,209       12,386          360         12,026           *
Thibault, Alan P..............   76,913      8,545       85,458        2,543         82,915           *
Thompson, David W.............   76,193      8,466       84,659        2,519         82,140           *
Tobin, Alan J.................   18,720     11,409       30,129        3,744         26,385           *
Twigg, Glenn H................   23,015        -0-       23,015       23,015            -0-         -0-
Wade, Kathryn.................   10,425      1,158       11,583          345         11,238           *
Walter, Eldon G...............   20,892      2,322       23,214          686         22,528           *
Walters, Jeffery A............   30,163     18,065       48,228        6,033         42,195           *
Weiss, Arthur E. and Lisa R...   87,531     23,198      110,729       17,506         93,223           *
Wengerd, Craig E..............    7,459        -0-        7,459        7,459            -0-         -0-
Whitmore, Bryan D.............   17,831        -0-       17,831        3,566         14,265           *
Widmer, Mary..................   20,050      2,227       22,277        6,557         15,720           *

                                BENEFICIAL OWNERSHIP OF SHARES     NUMBER OF      NUMBER OF      PERCENTAGE
                                       PRIOR TO OFFERING             SHARES       SHARES TO     OF SHARES TO
                                -------------------------------     COVERED       BE OWNED        BE OWNED
                                COMMON     ESCROWED                 BY THIS         AFTER          AFTER
             NAME                STOCK     SHARES(1)     TOTAL     PROSPECTUS    OFFERING(2)      OFFERING
             ----               -------    ---------    -------    ----------    -----------    ------------
Wilt, Larry E., Jr............      730        -0-          730          730            -0-         -0-
Winters, Kevin................   70,047      7,783       77,830       23,629         54,201           *
Witz, David J.................    5,797        -0-        5,797        5,797            -0-         -0-
Yencic, John F................   78,247      8,249       86,496        2,455         84,041           *
Zanger, Marc E................   57,021        -0-       57,021       53,246          3,775           *
Zeleznik, Michael J...........   23,529     14,261       37,790        4,705         33,085           *
Zepp, Richard P...............      641        -0-          641          641            -0-         -0-
Zimmerman, Charles A..........   21,270      2,363       23,633        4,727         18,906           *
                                                                   ---------      ---------
Sub-Total.....................                                     2,801,524      4,317,846

---------------

 * Less than one percent.

(1) Represents shares currently held in escrow subject to the fulfillment of performance objectives.

(2) All or a portion of these shares are registered for sale under other registration statements, transferable under Rule 144 of the Securities Act of 1933, or otherwise transferable with limited or no restrictions.

     This second table sets forth information for those selling stockholders whose beneficial ownership includes shares of common stock and shares of common stock issuable upon the exercise of outstanding warrants and options. We will receive the exercise price upon any exercise of these warrants and options.

                                BENEFICIAL OWNERSHIP OF SHARES PRIOR TO
                                               OFFERING                   NUMBER OF     NUMBER OF     PERCENTAGE
                                ---------------------------------------     SHARES      SHARES TO    OF SHARES TO
                                              OPTION AND                   COVERED      BE OWNED       BE OWNED
                                  COMMON        WARRANT                    BY THIS        AFTER         AFTER
             NAME                 STOCK        SHARES(1)       TOTAL      PROSPECTUS   OFFERING(2)     OFFERING
             ----               ----------   -------------   ----------   ----------   -----------   ------------
Amick, Norman D...............      6,666        17,934(3)      24,600       13,334        11,266           *
Bass, Frederick...............    416,758           650(5)     417,408      176,003       241,405           *
Boyas, Michael................    120,921         4,856(4)     125,777        4,856       120,921           *
Boyas, Pete...................  1,539,688       120,877(4)   1,660,565      120,877     1,539,688           *
Cahill, Linda A...............      5,925         8,100(6)      14,025       13,425           600           *
Clark, Daniel J...............     85,949       113,651(7)     199,600      109,051        90,549           *
Crea, Joseph R................    460,213       239,950(8)     700,163      135,800       564,363           *
Ellis, Roswell P..............     94,213       158,587(9)     252,800      153,787        99,013           *
Farro, Charles J..............    460,212      240,550(10)     700,762      135,800       564,962           *
Feighan, Edward F.............    475,800       60,000(11)     535,800       56,000       479,800           *
Goe, Kathy....................      1,667        5,133(12)       6,800        3,333         3,467           *
Haffey, Kenneth M.............     18,974       12,567(13)      31,541       10,667        20,874           *
Hamm, Jr., Charles D.(14).....     24,244       42,956(15)      67,200       30,756        36,444           *
King, IV, Charles H...........    131,789         7,393(4)     139,182        7,393       131,789           *
King, Patricia................    121,789         7,393(4)     129,182        7,393       121,789           *
King, V, Charles H............      5,000       11,200(16)      16,200       10,000         6,200           *
Lanci, Kenneth A. and Linda...    170,406         1,477(4)     171,883        1,477       170,406           *
LaVan, Kenneth & Davie........    998,359       107,318(4)   1,105,677      107,318       998,359        1.24%
Levine, Kenneth...............      2,067        4,533(17)       6,600        3,333         3,267           *
LoConti Family Trust(18)......  1,045,600       291,200(4)   1,336,800      291,200     1,045,600        1.30%
LoConti, Joseph E.(18)........  1,475,637      174,500(19)   1,650,137      168,000     1,482,137        1.84%
Longo, Geraldine L............     49,515       25,600(20)      75,115       25,000        50,115           *

                                BENEFICIAL OWNERSHIP OF SHARES PRIOR TO
                                               OFFERING                   NUMBER OF     NUMBER OF     PERCENTAGE
                                ---------------------------------------     SHARES      SHARES TO    OF SHARES TO
                                              OPTION AND                   COVERED      BE OWNED       BE OWNED
                                  COMMON        WARRANT                    BY THIS        AFTER         AFTER
             NAME                 STOCK        SHARES(1)       TOTAL      PROSPECTUS   OFFERING(2)     OFFERING
             ----               ----------   -------------   ----------   ----------   -----------   ------------
Milazzo, Michael R............      4,000        9,200(21)      13,200        8,000         5,200           *
Miracle, Gregory N............      5,050       14,200(22)      19,250       10,000         9,250           *
Nagler, Gary..................    238,720           650(5)     239,370      103,295       136,075           *
Needham, Daniel J.............      3,333       10,687(23)      14,200        6,667         7,533           *
Newman, Bradley P.............      6,475       11,200(24)      17,675       10,000         7,675           *
Reeves, Rochelle L.(25).......    444,500        5,000(26)     449,500      157,590       291,910           *
Safier, Rion..................      4,000        8,400(27)      12,400        8,000         4,400           *
Schindler, Amy King...........      4,200        10,000(4)      14,200       10,000         4,200           *
Sgro, David J.................     50,025       19,000(28)      69,025       18,400        50,625           *
Sgro, David M.................      5,400        2,200(29)       7,600        1,600         6,000           *
Skoda, The Gregory J. Irrev.
  Trust.......................     70,833       141,667(4)     212,500      141,667        70,833           *
Skoda, Patricia A.............    704,483      176,167(30)     880,650      169,667       710,983           *
Southwick, Glenn D............      3,333        9,267(31)      12,600        6,667         5,933           *
Sophia Management Ltd.(32)....  1,031,484       756,648(4)   1,788,132      756,648     1,031,484        1.38%
Stout, Craig L................    564,300       88,600(33)     652,900       78,400       574,500           *
Tartabini, Joseph and Juanita
  Trust.......................  1,228,095       130,570(4)   1,358,665      130,570     1,228,095        1.52%
Thompson, Nancy Jane..........      1,667        4,933(34)       6,600        3,333         3,267           *
Vitalie, James S..............      5,925         8,100(6)      14,025       13,425           600           *
Wagner, Reid T................      5,925         8,100(6)      14,025       13,425           600           *
Weiland, Kurt H...............      1,667        5,533(35)       7,200        3,333         3,867           *
Wilcox, John..................      1,667        5,333(36)       7,000        3,333         3,667           *
Young, Felicia P..............    240,239      104,721(37)     344,960      100,721       244,239           *
                                             ------------                 ---------     ---------
Sub-Total.....................               3,186,781(38)                3,339,544    12,183,950
                                                                          ---------     ---------
          Total...............                                            6,141,068    16,501,796

---------------

  * Less than one percent.

 (1) Includes shares issued upon exercise of outstanding warrants and options.

 (2) All or a portion of these shares are registered for sale under other registration statements, transferable under Rule 144 of the Securities Act of 1933, or otherwise transferable with limited or no restrictions.

 (3) Represents 4,600 shares issuable upon exercise of vested options and 13,334 shares issuable upon exercise of outstanding warrants originally issued to Alliance Holding Corporation in the October 1996 merger with The Century Surety Group of Companies and that will expire in October 1999 and 2000 ("Alliance Warrants").

 (4) Represents shares issuable upon exercise of Alliance Warrants.

 (5) Represents shares issuable upon exercise of vested options.

 (6) Represents 600 shares issuable upon exercise of vested options and 7,500 shares issuable upon exercise of outstanding warrants.

 (7) Represents 4,600 shares issuable upon exercise of vested options and 109,051 shares issuable upon exercise of Alliance Warrants.

 (8) Represents 1,200 shares issuable upon exercise of vested options and 238,750 shares issuable upon exercise of outstanding warrants.

 (9) Represents 4,800 shares issuable upon exercise of vested options and 153,787 shares issuable upon exercise of Alliance Warrants.

(10) Represents 1,800 shares issuable upon exercise of vested options and 238,750 shares issuable upon exercise of outstanding warrants.

(11) Represents 4,000 shares issuable upon exercise of vested options and 56,000 shares issuable upon exercise of Alliance Warrants.

(12) Represents 1,800 shares issuable upon exercise of vested options and 3,333 shares issuable upon exercise of Alliance Warrants.

(13) Represents 1,900 shares issuable upon exercise of vested options and 10,667 shares issuable upon exercise of Alliance Warrants.

(14) Mr. Hamm is a Senior Vice President and the Chief Financial Officer of Century.

(15) Represents 12,200 shares issuable upon exercise of vested options and 30,756 shares issuable upon exercise of Alliance Warrants.

(16) Represents 1,200 shares issuable upon exercise of vested options and 10,000 shares issuable upon exercise of Alliance Warrants.

(17) Represents 1,200 shares issuable upon exercise of vested options and 3,333 shares issuable upon exercise of Alliance Warrants.

(18) Joseph E. LoConti is the trustee of the LoConti Family Trust.

(19) Represents 6,500 shares issuable upon exercise of vested options and 168,000 shares issuable upon exercise of Alliance Warrants.

(20) Represents 600 shares issuable upon exercise of vested options and 25,000 shares issuable upon exercise of outstanding warrants.

(21) Represents 1,200 shares issuable upon exercise of vested options and 8,000 shares issuable upon exercise of Alliance Warrants.

(22) Represents 4,200 shares issuable upon exercise of vested options and 10,000 shares issuable upon exercise of Alliance Warrants.

(23) Represents 4,200 shares issuable upon exercise of vested options and 6,667 shares issuable upon exercise of Alliance Warrants.

(24) Represents 1,200 shares issuable upon exercise of vested options and 10,000 shares issuable upon exercise of Alliance Warrants.

(25) Mrs. Reeves' spouse, Keith W. Reeves, is Senior Vice President of Century.

(26) Represents shares issuable upon exercise of vested options granted to Mr. Reeves as an employee of Century.

(27) Represents 400 shares issuable upon exercise of vested options and 8,000 shares issuable upon exercise of Alliance Warrants.

(28) Represents 600 shares issuable upon exercise of vested options and 18,400 shares issuable upon the exercise of outstanding warrants.

(29) Represents 600 shares issuable upon exercise of vested options and 1,600 shares issuable upon exercise of outstanding warrants.

(30) Represents 6,500 shares issuable upon exercise of vested options granted to Mrs. Skoda's spouse, an employee of Century, and 169,667 shares issuable upon exercise of Alliance Warrants.

(31) Represents 2,600 shares issuable upon exercise of vested options and 6,667 shares issuable upon exercise of Alliance Warrants.

(32) Sophia Management Ltd. is managed by Messrs. Craig L. Stout, Edward F. Feighan, Joseph E. LoConti and Gregory J. Skoda, each of whom is a selling stockholder.

(33) Represents 6,200 shares issuable upon the exercise of vested options granted to Mr. Stout, 4000 vested options granted to Mr. Stout's spouse and 78,400 shares issuable upon exercise of Alliance Warrants.

(34) Represents 1,600 shares issuable upon exercise of vested options and 3,333 shares issuable upon exercise of Alliance Warrants.

(35) Represents 2,200 shares issuable upon exercise of vested options and 3,333 shares issuable upon exercise of Alliance Warrants.

(36) Represents 2,000 shares issuable upon exercise of vested options and 3,333 shares issuable upon exercise of Alliance Warrants.

(37) Represents 4,000 shares issuable upon exercise of vested options and 100,721 shares issuable upon exercise of Alliance Warrants.

(38) Represents 2,545,781 shares issuable upon exercise of Alliance Warrants, 545,000 shares issuable upon exercise of outstanding warrants that were issued in connection with acquisitions and 96,000 shares issuable upon exercise of vested options that are registered under a separate registration statement.

                              PLAN OF DISTRIBUTION

     The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may from time to time, offer and sell the shares on one or more exchanges or in the over-the-counter market, or otherwise. They may sell the shares through the following transactions, among others:

     - ordinary brokerage transactions;

     - block transactions;

     - privately negotiated transactions;

     - put or call option transactions;

     - short sales; or

     - Rule 144.

     Those transactions may or may not involve brokers or dealers. If the transactions do include brokers, the selling stockholders expect to pay customary brokerage commissions and charges. We will pay all expenses other than underwriting discounts, selling commissions and fees, and legal and accounting fees incurred by the selling stockholders incident to the offering and sale of the shares. The selling stockholders are not obligated to sell any of the shares. Each of the selling stockholders reserves the right to accept and to reject in whole or in part any proposed purchase of the shares.

     To the extent required, a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part will set forth the aggregate principal amount of the shares to be sold, the names of the selling stockholders, the purchase price, the name of any agent, dealer or underwriter and any applicable commission with respect to a particular offer. The selling stockholders and any agents, broker-dealers or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any discounts, commissions or concessions received by such broker-dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

                                 LEGAL MATTERS

     Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas, is passing on the validity of the common shares. Mr. Rick L. Burdick, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of Century and is the beneficial owner of 3,500 shares of common stock, warrants to purchase 5,534 shares of common stock and options to purchase 50,000 shares of common stock.

                                    EXPERTS

     Our consolidated and combined financial statements and schedules as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 are incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

                         WHERE YOU CAN FIND INFORMATION

     GOVERNMENT FILINGS. We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's web site at http://www.sec.gov.

     STOCK MARKET. The common shares are traded on the Nasdaq National Market under the symbol "CBIZ." Material filed by Century can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     INFORMATION INCORPORATED BY REFERENCE. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document. The file number for Century is 033-40331.

     We incorporate by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

     - Century's Annual Report on Form 10-K for the year ended December 31,
       1998;

     - Century's Proxy Statement dated March 22, 1999 regarding the annual meeting of stockholders; and

     - Century's Current Report on Form 8-K filed on January 12, 1999; and

     - Century's Current Report on Form 8-K filed on April 9, 1999.

     You may request free copies of these filings by writing or telephoning us at the following address:

        Century Business Services, Inc.
        6480 Rockside Woods Boulevard, South
        Suite 330
        Cleveland, Ohio 44131
        (216) 447-9000

                                6,141,068 SHARES

                        CENTURY BUSINESS SERVICES, INC.

                                  COMMON STOCK

             ------------------------------------------------------

                                   PROSPECTUS
             ------------------------------------------------------

                                            , 1999

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission Registration Fee.........    $17,767
Printing and Engraving Expenses.............................    $ 2,000
Legal Fees and Expenses.....................................    $25,000
Miscellaneous Fees and Expenses.............................    $ 5,233
                                                                -------
          Total.............................................    $50,000
                                                                =======

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure an enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct set forth by:

     - the stockholders;

     - the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

     - a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or

     - an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

     Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Amended and Restated Certificate of Incorporation, as amended, of the Company entitles the Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability for:

     - any breach of director's duty of loyalty to the Company or its stockholders;

     - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends;

     - unlawful stock purchases or redemptions; or

     - any transaction from which the director derived an improper personal benefit.

     Article VII of the Amended and Restated Bylaws of the Company (the "Bylaws") provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Company and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

     The Bylaws provide that any decision as to indemnification shall be made:

     - by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

     - if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     - by the stockholders.

     The Board of Directors of the Company may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company.

     Further, the Bylaws provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence has continued, would have had the power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     The Company currently maintains a separate insurance policy relating to its directors and officers, under which policy such directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

     The Securities and Exchange Commission has issued a policy statement that the indemnification of officers and directors for liabilities under the Securities Act of 1933 is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 16 -- EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBITS
-------                      -----------------------
   3.1     Amended and Restated Certificate of Incorporation of the
           Company (filed as Exhibit 3.1 to Registration Statement on
           Form 10, Commission File No. 0-25890 and incorporated herein by reference)
   3.2     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company dated October
           18, 1996 (filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference)
   3.3     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company effective
           December 23, 1997 (filed as Exhibit 3.3 to Annual Report on
           Form 10-K for the fiscal year ended December 31, 1997 and
           incorporated herein by reference)
   3.4     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company effective
           September 10, 1998 (filed as Exhibit 3.4 to Registration
           Statement on Form S-3 dated September 23, 1998, Commission
           File No. 333-64109, and incorporated herein by reference)
   3.5     Amended and Restated Bylaws of the Company (filed as Exhibit
           3.2 to Registration Statement on Form 10, Commission File
           No. 0-25890 and incorporated herein by reference)
   4.1     Form of Stock Certificate of Common Stock of the Company
           (filed as Exhibit 4.1 to Registration Statement on Form S-3 dated September 23, 1998, Commission File No. 333-64109, and incorporated herein by reference)
   5.1*    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  23.1*    Consent of KPMG LLP
  23.2*    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in its opinion filed as Exhibit 5.1 hereto)
  24.1*    Power of Attorney (included on the signature page of this
           Registration Statement)

---------------

*Filed herewith

ITEM 17 -- UNDERTAKINGS

     The undersigned company hereby undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     (B) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Registration Statement.

The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on April 13, 1999.

                                          CENTURY BUSINESS SERVICES, INC.

                                          By: /s/ CHARLES D. HAMM, JR.

                                            ------------------------------------
                                            Charles D. Hamm, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. DeGroote and Charles D. Hamm, Jr., and each of them, with full power to act without the other, his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, (including post-effective amendments and amendments thereto) and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 13, 1999.

                   SIGNATURE                                             TITLE
                   ---------                                             -----
            /s/ MICHAEL G. DEGROOTE               President, Chief Executive Officer and Chairman of
------------------------------------------------  the Board (Principal Executive Officer)
              Michael G. DeGroote

            /s/ CHARLES D. HAMM, JR.              Senior Vice President and Chief Financial Officer
------------------------------------------------  (Principal Accounting and Financial Officer)
              Charles D. Hamm, Jr.

              /s/ RICK L. BURDICK                 Director
------------------------------------------------
                Rick L. Burdick

            /s/ JOSEPH S. DIMARTINO               Director
------------------------------------------------
              Joseph S. DiMartino

              /s/ HARVE A. FERRILL                Director
------------------------------------------------
                Harve A. Ferrill

             /s/ HUGH P. LOWENSTEIN               Director
------------------------------------------------
               Hugh P. Lowenstein

             /s/ RICHARD C. ROCHON                Director
------------------------------------------------
               Richard C. Rochon

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                       DESCRIPTION OF EXHIBITS
-------                      -----------------------
   3.1     Amended and Restated Certificate of Incorporation of the
           Company (filed as Exhibit 3.1 to Registration Statement on
           Form 10, Commission File No. 0-25890 and incorporated herein by reference)
   3.2     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company dated October
           18, 1996 (filed as Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference)
   3.3     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company effective
           December 23, 1997 (filed as Exhibit 3.3 to Annual Report on
           Form 10-K for the fiscal year ended December 31, 1997 and
           incorporated herein by reference)
   3.4     Certificate of Amendment to the Amended and Restated
           Certificate of Incorporation of the Company effective
           September 10, 1998 (filed as Exhibit 3.4 to Registration
           Statement on Form S-3 dated September 23, 1998, Commission
           File No. 333-64109, and incorporated herein by reference)
   3.5     Amended and Restated Bylaws of the Company (filed as Exhibit
           3.2 to Registration Statement on Form 10, Commission File
           No. 0-25890 and incorporated herein by reference)
   4.1     Form of Stock Certificate of Common Stock of the Company
           (filed as Exhibit 4.1 to Registration Statement on Form S-3 dated September 23, 1998, Commission File No. 333-64109, and incorporated herein by reference)
   5.1*    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
  23.1*    Consent of KPMG LLP
  23.2*    Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
           (included in its opinion filed as Exhibit 5.1 hereto)
  24.1*    Power of Attorney (included on the signature page of this
           Registration Statement)

---------------

*Filed herewith